UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

EATON VANCE TAX-MANAGED PREMIUM AND DIVIDEND INCOME FUND (Exact Name of Registrant as Specified in this Charter)

Massachusetts	20-3881491
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)
The Eaton Vance Building
255 State Street
Boston, Massachusetts	02109
(Address of Principal Executive Office)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

Securities Act registration statement file number to which this form relates: 333-129692

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange On Which
To Be So Registered	Each Class Is To Be Registered
Common Shares of Beneficial Interest,	New York Stock Exchange
$0.01 Par Value Per Share

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1: Description of Registrant’s Securities to be Registered.

The description of the Registrant’s securities to be registered is incorporated by reference to the description contained under the caption “Description of Capital Structure” in the Registrant’s Registration Statement on Form N-2 (Nos. 333-129692 and 811-21832) as filed electronically with the Securities and Exchange Commission on November 15, 2005 (Accession No. 0000898432-05-000931) (“Registration Statement on Form N-2”), as the same may be amended.

Item 2: Exhibits.

(a)	The following exhibits are being filed with the Commission:

	1.	Registrant’s Registration Statement on Form N-2 is incorporated herein by reference.

	2.	Declaration of Trust of Registrant, which was filed electronically as exhibit (a)(1) to the Registrant’s Registration Statement on Form N-2, is incorporated herein by reference.

	3.	Amendment to Declaration of Trust of Registrant, which was filed electronically as exhibit (a)(2) to the Registrant’s Registration Statement on Form N-2, is incorporated herein by reference.

	4.	By-Laws of Registrant, which were filed electronically as exhibit (b)(1) to the Registrant’s Registration Statement on Form N-2, are incorporated herein by reference.

	5.	Amendment to By-Laws of Registrant, which were filed electronically as exhibit (b)(2) to the Registrant’s Registration Statement on Form N-2, are incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on behalf of the undersigned, thereto duly authorized, this 19th day of December, 2005.

                                                                                  EATON VANCE TAX-MANAGED PREMIUM AND DIVIDEND INCOME FUND

By:	/s/ Duncan W. Richardson

	Name:	Duncan W. Richardson
	Title:	President